CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated July 10, 2006, (except for Note 5 as to which the date is January 25, 2007) which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-83429 and 811-3726) of Dreyfus New York Tax Exempt Bond Fund, Inc.

ERNST & YOUNG LLP
New York, New York February 14, 2007